Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-104445, 333-122514, 333-150355, and 333-197555) of Renasant Corporation of our report dated June 24, 2026, relating to the financial statements and supplemental schedule of Renasant Bank 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2025.

/s/ BDO USA, P.C. (Formerly Horne LLP)
Dallas, Texas

June 24, 2026